                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                -----------------


                                   FORM 8-K/A


    Current Report Pursuant to Section 13 or 15(d) of the Securities Exchange
                                  Act of 1934



         Date of Report (Date of Earliest Event Reported): April 28, 2000



                              QUADRATECH, INC.
             (Exact Name of Registrant as Specified in its Charter)


                           Commission File No.


         NEVADA                                           95-4569931
(State or Other Jurisdiction                   (IRS Employer Identification No.)
    of Incorporation)


                            11401 Valley Blvd
                           El Monte, California 91731
                    (Address of Principal Executive Offices)


                                 [626] 401-2700
                          (Registrant's Telephone No.)

ITEM 4.  CHANGES IN REGISTRANT'S CERTIFYING ACCOUNTANT


         The registrant has dismissed its former principal accountants, Harold Y Spector and engaged W. William Cary, CPA, Temecula, California, as its principal accountants. The engagement was made effective as of March 30, 2000. This dismissal and engagement of the registrant's principal accountant has been approved by the board of directors of the registrant.

         During the fiscal years of 1997, 1998 and through the date of termination of his services, March 30, 2000 of the registrant, there were no disagreements with the former accountants on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of the former accountants would have caused them to make reference in connection with their report to the subject matter of the disagreements.

         The reports of the former principal accountants on the financial statements of the registrant for either of the past two years contained no adverse opinion or disclaimer of opinion, nor was either qualified or modified as to uncertainty, audit scope, or accounting principles.

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.





Dated:   May 26, 2000           QUADRATECH, INC.



                                By: /s/ CRAIG G. ROBITAILLE
                                ------------------------------------------------
                                Name: Craig G. Robitaille,
                                Title: President and Chief Executive Officer